[RMF Letterhead]

February 9, 2009

Perf-Go Green Holdings, Inc.

12 East 52nd Street

New York, NY 10022

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

               We have acted as counsel for Perf-Go Green Holdings, Inc. (the “Company”) in connection with the preparation and filing of that certain Registration Statement on Form S-1 (Reg. Stmt. No. 333-152949) filed on August 12, 2008 with the Securities and Exchange Commission (the “Commission”), as amended (as so amended, the “Registration Statement”), with respect to the registration of 5,894,338 shares (the “Registered Shares”) of the Company’s common stock, $.0001 par value per share on behalf of certain stockholders of the Company identified in the Registration Statement (the “Selling Stockholders”).

                In rendering this opinion, we have examined the Registration Statement, the Certificate of Incorporation and by-laws of the Company each as amended, the stock transfer records and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion herein set forth. We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of our opinion, (i) to the extent any Registered Shares have been or will be issued upon conversion of the Company’s 10% Convertible Promissory Notes (the “Notes”), we have assumed the proper and timely conversion of the Notes in accordance with their terms; and (ii) to the extent any Registered Shares have been issued to the Selling Stockholders upon the exercise of certain outstanding Company warrants (the “Warrants”), we have assumed the proper and timely exercise of such Warrants and payment of the full exercise price therefor.

                Based on and subject to the foregoing, we are of the opinion that the Registered Shares have been validly issued, are fully paid and nonassessable.

                This opinion is rendered as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention. Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy that may be enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes in our opinion.

This opinion is rendered based upon the federal laws of the United States, the laws of the State of New York, the applicable provisions of the Constitution of the State of Delaware, the General Corporation Law of the State of Delaware, and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Constitution of the State of Delaware, and we do not express any opinion herein concerning any other laws.

This opinion is intended solely in connection with the sale of the Registered Shares by the Selling Stockholders pursuant to the above-referenced Registration Statement and may not be relied upon for any other purpose.

We hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement as filed with the Commission and to the reference to this Firm under the heading “Legal Matters” in the Prospectus and the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

This opinion supersedes all prior forms of opinion from this Firm in connection with the Company’s Registration Statement on Form S-1 (Reg. No. 333-152949).

Very truly yours,

/s/ Ruskin Moscou Faltischek, P.C.